SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant [ ]

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Check the appropriate box:

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[     ] Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2)).
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Under Rule 14a-12.

--------------------------------------------------------------------------------

                              MUSICMAKER.COM, INC.
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------

                          BCG STRATEGIC INVESTORS, LLC
  BARINGTON CAPITAL GROUP, L.P., BARINGTON COMPANIES EQUITY PARTNERS, L.P., DOT
                           COM INVESTMENT CORPORATION,
                    JAMES A. MITAROTONDA and SEYMOUR HOLTZMAN
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
  -----------------------------------------------------------------------------



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

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
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previously. Identify the previous filing by registration statement number, or
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(1)   Amount Previously Paid:

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

                    PRELIMINARY COPY; SUBJECT TO COMPLETION
                             DATED JANUARY 5, 2001


                                CONSENT STATEMENT
                               TO STOCKHOLDERS OF
                             MUSICMAKER.COM, INC.
                                       BY
                          BCG STRATEGIC INVESTORS, LLC


      This Consent Solicitation Statement and the accompanying form of written consent are being furnished by BCG Strategic Investors, LLC ("BCG") to the holders of shares of common stock, par value $.01 per share, of musicmaker.com, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by BCG of written stockholder consents to take the actions described below without a meeting of the Company's stockholders, as permitted by Delaware law. This Consent Statement and the accompanying WHITE consent card are first being sent to stockholders on or about January __, 2001.

      The purpose of this solicitation is to obtain control of the Company's board of directors in order to maximize for all stockholders on a pro rata basis distributions upon the liquidation of the Company. On January 3, 2001, the board of directors of the Company announced that it intended to liquidate the Company. BCG and other members of its group, with ownership of over 38% of the outstanding common stock, in contrast to the nominal ownership of the current board, have the greatest incentive of any stockholder to maximize the return on liquidation. BCG believes that its nominees for director will bring to the board the judgment, experience, energy and objectivity needed to produce the maximum possible liquidation distribution to the Company's stockholders.

      In furtherance of its objectives, BCG is soliciting stockholder consents to authorize the following actions:

      1. Amend Article III, Section 1 of the Amended By-laws of the Company to set the number of directors on the Company's board of directors at fifteen (the "Board Size Proposal");

      2. Amend Article III, Section 3 of the By-laws to provide that any vacancies in the board of directors which result from an increase in the number of directors as a result of an amendment to the By-laws by a stockholder consent solicitation shall be filled only by the holders of a majority of the shares then entitled to vote at any election of directors, with or without a meeting (the "Board Vacancy Proposal");

      3. Elect BCG's eight nominees for director, consisting of Seymour Holtzman, James A. Mitarotonda and Joseph R. Wright, Jr. as Class A directors to serve until the 2003 annual meeting of stockholders, Barry J. Booth and Michael A. McManus, Jr. as Class B directors to serve until the 2001 annual meeting of stockholders and Jesse H. Choper, William J. Fox and Allan R. Lyons as Class C directors to serve until the 2002 annual meeting of stockholders (the "Director Election Proposal"); and

      4. Repeal any By-laws adopted by the board of directors subsequent to February 17, 1999 (the effective date of the By-laws most recently filed by the Company with the Securities and Exchange Commission) prior to the effectiveness of BCG's proposals, other than the Board Size Proposal and the Board Vacancy Proposal (the "By-laws Proposal"). The Board Size Proposal, the Board Vacancy Proposal, the Director Election Proposal and the By-laws Proposal are referred to herein collectively as the "Proposals."

      See "The Proposals" for a complete description of the actions proposed by BCG. See "Information About BCG" and "Certain Other Information Regarding BCG and the BCG Nominees" for information regarding BCG, the BCG Nominees and certain other persons who may be deemed to be participants in this Consent Solicitation.

      The consent of a majority of the shares of common stock outstanding on January 5, 2001, the record date for this Consent Solicitation as further discussed under "Summary of Consent Procedure," is required to approve each of the Proposals. Each share of common stock outstanding on the record date is entitled to one vote on each of the Proposals. According to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, as of November 6, 2000, 3,314,042 shares of common stock were outstanding.

      This consent solicitation is being made by BCG and not on behalf of the board of directors of the Company.

      BCG recommends that you consent to each of the proposals. Your consent is important, no matter how many or how few shares of common stock you own. BCG urges you to sign, date and return the enclosed WHITE consent card promptly in accordance with the instructions set forth below. Please do NOT sign any consent revocation card you may receive.

      BCG urges you to read this entire Consent Statement carefully.

      BCG requests that signed and dated WHITE consent cards be returned to it on or before _______, 2001. A failure to sign, date and return the WHITE consent card in a timely manner will have the same effect as voting against the proposals. If you need assistance in voting your shares of common stock, please call BCG's information agent, D.F. King & Co., Inc., toll-free at 1-800-431-9643 or if you are a bank or broker please call collect at 1-212-269-5550.

                          SUMMARY OF CONSENT PROCEDURE

General; Effectiveness of Consents

      Section 228(a) of the Delaware General Corporation Law provides that, unless otherwise provided in the certificate of incorporation of a corporation, any action required to be or that may be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if written consents setting forth the action so taken are signed, dated and delivered to the corporation by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted. Section 228(c) of the Delaware corporation law further provides that no written consent will be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the corporation in the manner required by the Delaware corporation law, written consents signed by a sufficient number of holders to take action are delivered to the corporation in the manner required by the Delaware corporation law.

      The Amended and Restated Certificate of Incorporation of the Company does not prohibit stockholder action by written consent. The By-laws provide that the board of directors may fix a record date to determine the stockholders entitled to consent to corporate action in writing without a meeting. The record date is not permitted to precede the date upon which the resolution fixing the record date is adopted by the board of directors and may not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If the board of directors has not fixed the record date with respect to a corporate action and no prior action by the board of directors is required in connection with such corporate action under the Delaware corporation law, the record date will be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Company have custody of the book in which proceedings of meetings of stockholders are recorded.

      On January 5, 2001, BCG delivered a signed written consent to the Company's registered agent in Delaware and to the Company's principal offices. Accordingly, BCG believes that January 5, 2001 is the record date for purposes of this Consent Solicitation.

      According to the Company's September 30, 2000 Form 10-Q, 3,314,042 shares of common stock were outstanding as of November 6, 2000. Each share of common stock outstanding on the record date is entitled to one vote on each of the Proposals. Accordingly, based on the number of shares reported by the Company as outstanding on November 6, 2000, written consents by holders representing 1,657,022 shares of common stock will be required to adopt and approve each of the Proposals. By execution of the written consent, BCG has consented with respect to all 1,209,866 shares of common stock it owns in favor of the Proposals. The stock owned by BCG represents approximately 36.51% of the shares of common stock reported by the Company as outstanding as of November 6, 2000.

      In addition, Barington Capital Group, L.P., Barington Companies Equity Partners, L.P. and dot com Investment Corporation jointly filed with BCG a Statement on Schedule 13D with the SEC on December 18, 2000 and are acting as a group with BCG. These entities, which own 18,500, 16,900 and 26,200 shares of common stock respectively, will also consent to the Proposals. The total number of shares owned by the BCG group is 1,271,466 shares or approximately 38.36% of the shares of common stock reported by the Company as outstanding as of November 6, 2000. Accordingly, based on the number of shares of common stock reported by the Company as outstanding as of November 6, 2000, written consents by holders representing an additional 385,556 shares of common stock will be required to adopt and approve each of the Proposals. Each abstention and broker non-vote with respect to any of the Proposals will have the same effect as voting against the adoption of such Proposal.

      The effectiveness of each of the Proposals is conditioned upon the approval of all other Proposals.


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

      If the Proposals are adopted pursuant to this Consent Solicitation, prompt notice will be given by the Company pursuant to Section 228(d) of the Delaware corporation law to eligible stockholders who have not signed and returned consent cards indicating consent to each of the Proposals.

      BCG recommends that you consent to each of the proposals. Your consent is important. Please mark, sign and date the enclosed WHITE consent card and return it in the enclosed postage-paid envelope promptly. Failure to sign and return your consent will have the same effect as voting against the Proposals.

Procedural Instructions

      If a stockholder is the record holder of shares of common stock as of the close of business on the record date, the stockholder may elect to consent to, withhold consent to or abstain with respect to each Proposal by marking the "CONSENTS," "WITHHOLDS CONSENT" or "ABSTAINS" box, as applicable, underneath each such Proposal on the accompanying WHITE consent card and signing, dating and returning it promptly in the enclosed envelope. In addition, a stockholder may withhold consent to the election of any individual BCG Nominee by writing such person's name where indicated on the consent card.

      If a stockholder returns a consent card that is signed and not marked with respect to any Proposal, the stockholder will thereby consent to that Proposal in its entirety, except that the stockholder will not thereby consent to the election of any BCG Nominee whose name is written by the stockholder on the consent card. Failure to return a signed consent card will have the same effect as voting against the Proposals.

      Under the Delaware corporation law, only stockholders of record on the record date are eligible to give their consent to the Proposals. Therefore, BCG urges each stockholder, even if the stockholder has subsequent to the record date sold its shares of common stock, to grant its consent pursuant to the enclosed WHITE consent card with respect to all shares held as of the record date. The failure to consent by a former stockholder who was a stockholder on the record date may adversely affect those who continue to be stockholders of the Company.

      In addition, if your shares are held of record in the name of a brokerage firm, bank nominee or other institution, only that entity can execute a consent on your behalf and only upon receipt of your specific instructions. Accordingly, you should sign, date and return the enclosed WHITE consent card in the envelope provided by your broker.

Revocation of Consents

      Consents with respect to any Proposal may be revoked at any time prior to the time that the Proposal becomes effective, provided that a written, dated revocation that clearly identifies the consent being revoked is executed and delivered either to (i) BCG, c/o D.F. King & Co. Inc., 77 Water Street, 20th Floor, New York, New York 10005, Attn: Thomas Long or (ii) the principal executive offices of the Company at 1740 Broadway, 23rd Floor, New York, New York 10019.


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

      A revocation may be in written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. BCG requests that a copy of any revocation sent to the Company be sent to BCG in care of D.F. King, at the address set forth above, so that BCG may more accurately determine if and when consents to the Proposals have been received from the holders of the requisite number of shares of the common stock. You may revoke any previous consent revocation by subsequently signing, dating and returning the WHITE consent card included with this Consent Statement. In the event you require an additional WHITE consent card, please contact D.F. King.

                              INFORMATION ABOUT BCG

      BCG, the BCG Nominees and certain other persons named below may be deemed to be "participants" in this Consent Solicitation as such term is defined in
Schedule 14A promulgated under the Securities Exchange Act of 1934. BCG is a Delaware limited liability company formed to acquire, hold and dispose of the common stock. The address of the principal business and principal offices of BCG is 888 Seventh Avenue, 17th Floor, New York, New York 10019. Each of James A. Mitarotonda and Seymour Holtzman is a Manager of BCG. The business address of James A. Mitarotonda is c/o Barington Capital Group, L.P., 888 Seventh Avenue, 17th Floor, New York, New York 10019. The business address of Seymour Holtzman is c/o dot com Investment Corporation, 100 North Wilkes Barre Blvd., 4th Floor, Wilkes Barre, Pennsylvania 18702. Each of Barington Capital Group, L.P., Barington Companies Equity Partners, L.P. and dot com Investment Corporation is a member of BCG.

      Barington Capital Group, L.P. is a Delaware limited partnership formed to engage in the business of acquiring, holding and disposing of investments in various companies. The address of the principal business and principal offices of Barington Capital Group, L.P. is 888 Seventh Avenue, 17th Floor, New York, New York 10019.

      The general partner of Barington Capital Group, L.P. is LNA Capital Corp. LNA Capital Corp. is a Delaware corporation formed to be the general partner of Barington Capital Group, L.P. The address of the principal business and principal offices of LNA Capital Corp. is: c/o Barington Capital Group, L.P., 888 Seventh Avenue, 17th Floor, New York, New York 10019. James A. Mitarotonda is the Chairman, President and Chief Executive Officer of LNA Capital Corp.

      Barington Companies Equity Partners, L.P. is a Delaware limited partnership formed to engage in the business of acquiring, holding and disposing of investments in various companies. The address of the principal business and principal offices of Barington Companies Equity Partners, L.P. is 888 Seventh Avenue, 17th Floor, New York, New York 10019.

      The general partner of Barington Companies Equity Partners, L.P. is Barington Companies Investors, LLC. Barington Companies Investors, LLC is a Delaware limited liability company formed to be the general partner of Barington Companies Equity Partners, L.P. The address of the principal business and principal offices of Barington Companies Investors, LLC is 888 Seventh Avenue, 17th Floor, New York, New York 10019. James A. Mitarotonda is the Managing Member of Barington Companies Investors, LLC.

      dot com Investment Corporation is a Delaware corporation formed to engage in the business of acquiring, holding and disposing of investments in various companies. The address of the principal business and principal offices of dot com Investment Corporation is 100 North Wilkes Barre Blvd., 4th Floor, Wilkes Barre, Pennsylvania 18702. Seymour Holtzman is the President and sole director, and Barry J. Booth is the Secretary and Treasurer, of dot com Investment Corporation. The business address of each of Seymour Holtzman and Barry J. Booth is c/o dot com Investment Corporation, 100 North Wilkes Barre Blvd., 4th Floor, Wilkes Barre, Pennsylvania 18702.

      As of the date of this Consent Statement, the BCG group owns an aggregate of 1,271,466 shares of common stock representing approximately 38.36% of the outstanding shares of the common stock based upon the 3,314,042 shares of common stock reported by the Company in the Form 10-Q to be issued and outstanding as of November 6, 2000.

      Additional information about BCG, the BCG group and the BCG Nominees including information regarding the beneficial ownership of common stock is set forth under the heading "Certain Other Information Regarding BCG and the BCG Nominees" and in Annex A attached to this Consent Statement.

      BCG has retained D.F. King to act as an advisor and to provide consulting and analytic services and solicitation services in connection with this Consent Solicitation. D.F. King is a proxy service company. It mails documents to stockholders, responds to stockholder questions and solicits stockholder votes for many companies. D.F. King does not believe that it or any of its directors, officers, employees, affiliates or controlling persons, if any, is a "participant" in this Consent Solicitation or that Schedule 14A requires the disclosure of certain information concerning D.F. King. The business address of D.F. King is 77 Water Street, 20th Floor, New York, New York 10005. D.F. King has informed BCG that, as of the date of this Consent Statement, it does not hold any shares of common stock for its own account or for the accounts of others.

               BACKGROUND OF AND REASONS FOR THE CONSENT SOLICITATION

Background

      On December 6, 2000, BCG purchased from Virgin Holdings, Inc. 1,209,866 shares of common stock for an aggregate purchase price of $3,024,665, pursuant to a stock purchase agreement dated as of December 6, 2000 between BCG and Virgin Holdings, Inc. The stock purchase agreement is filed as an exhibit to the BCG group's Schedule 13D. All of the funds used by BCG to acquire the 1,209,866 shares of common stock were contributed to BCG by the members of BCG.

      On various dates from November 28, 2000 through December 7, 2000, members of the BCG group purchased a total of 61,600 shares of common stock in the open market for a total purchase price of $108,437, excluding commissions and related costs. The details of these purchases are set forth in Annex A to this Consent Statement. Except as noted in the following sentence, all of the purchases were funded by working capital, which may have included margin loans made by brokerage firms in the ordinary course of business. In the case of dot com


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

Investment Corporation, approximately 2/3 of the purchase price for the common stock that it purchased was funded by a loan from an affiliate.

      At the close of business on December 7, 2000, the Company announced that its board had adopted a stockholder rights plan, effectively precluding the BCG group from purchasing any additional shares of common stock

      On December 18, 2000, the BCG group filed with the SEC its Schedule 13D disclosing that the group members had acquired in excess of 5% of the outstanding shares of the common stock.

      On December 11, 2000, representatives of BCG met with the management of the Company and its directors, attorneys and investment bankers. During this meeting, BCG requested representation on the board of directors. BCG also discussed possible ways to improve stockholder value including the immediate reduction of expenses, the termination of the Company's current operations, alternative uses or the sale of the manufacturing facility operated by the Company, the buyback of the common stock and combinations with other companies.

         On December 13, 2000, Mr. Mitarotonda, as a representative of BCG, met with Devarajan S. Puthukarai, the Company's chief executive officer. At this meeting, Mr. Mitarotonda requested that the Company's three vacant seats on the board of directors be filled by BCG appointees. In addition, Mr. Mitarotonda expressed the view of BCG that all current business operations of the Company should be immediately discontinued and that the capital of the Company should be redeployed in a manner that will preserve and enhance stockholder value.

         In concluding that the Company should immediately discontinue its current operations, BCG noted the following:

     o The Company reported an operating loss of approximately $26.7 million for the fiscal year ended December 31, 1999, as reported in the Company's Form 10-K for that year.

     o The Company reported an operating loss of approximately $11.0 million for the quarter ended March 31, 2000, as reported in the Company's Form 10-Q for that quarter.

     o The Company reported an operating loss of approximately $14.6 million, approximately $1.2 million of which represents a pre-tax nonrecurring charge, for the quarter ended June 30, 2000, as reported in the Company's Form 10-Q for that quarter.

     o The Company reported an operating loss of approximately $19.0 million for the quarter ended September 30, 2000, as reported in the Company's Form 10-Q for that quarter.


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

     o The closing price for the common stock on January 3, 2000 was $58.75 adjusted for a 10-1 stock split. The closing price for the common stock on December 15, 2000, the business day preceding the filing of the BCG group's Schedule 13D, was $2.50 -- a decline of $56.25 or approximately 96% from the price on January 3, 2000.

      On or about December 19, 2000 and December 21, 2000, Mr. Mitarotonda contacted Mr. Puthukarai by telephone to ascertain the Company's response to BCG's request for representation on the board of directors and the Company's plans with respect to future operations. On both occasions, the Company did not respond to BCG's request for representation on the board of directors.

      On January 3, 2001, the Company issued a press release announcing that its board of directors had unanimously voted to liquidate and dissolve the Company and that the board of directors believed that liquidation was in the best interests of the Company and its stockholders and would return the greatest value to stockholders. The press release also stated that, in determining to liquidate the Company, the board considered a number of factors including that the music industry and e-commerce in general are in a period of rapid change and uncertainty; the potential for growth and availability of financing in this environment is extremely limited; the Company's inability, despite significant efforts, to identify a buyer or strategic partner willing to offer greater value than that expected to be derived from liquidation; and the Company's stock has traded well below the net asset value of its shares.

      Following the Company's announcement, on January 4, 2001, Mr. Mitarotonda again contacted Mr. Puthukarai by telephone. Mr. Mitarotonda indicated that BCG supported the board's decision to liquidate, which was consistent with the views that BCG had earlier expressed regarding the lack of any prospects of profitability for the Company's business. Mr. Mitarotonda then reiterated BCG's request for three board seats to fill the current vacancies. Mr. Puthukarai responded by stating that the board would not grant BCG's request for board representation.

      That same day, in response to the rejection of BCG's request for board representation, Mr. Mitarotonda sent the following letter to Mr. Puthukarai:


                          BCG Strategic Investors, LLC
                        c/o Barington Capital Group, L.P.
                         888 Seventh Avenue, 17th Floor
                            New York, New York 10019

                                    January 4, 2001

      musicmaker.com, Inc.
      1740 Broadway
      23rd Floor
      New York, New York 10019

      Attention: Devarajan S. Puthukarai


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

                       Chairman, Chief Executive Officer and
          President

      Gentlemen:

         We applaud the decision of the Company's board of directors, announced yesterday, to engage in a prompt liquidation of the Company rather than pursue a course of operation that had no prospects of profitability and is rapidly dissipating the Company's remaining assets. We were deeply disappointed, however, by the Company's failure to honor our request for board representation that I communicated to you earlier today.

         As you know, with over 38% of the Company's outstanding stock, our group is by far the Company's largest stockholder. We have an overriding interest in a liquidation process that will maximize the return to stockholders. In this regard, we seek no special treatment, and indeed cannot receive such treatment under Section 203 of the Delaware corporation law. Our interest is to obtain the greatest possible return to all stockholders, in which we will share on a pro rata basis.

         We reiterate therefore our request for representation on the board of directors. Commensurate with our holdings, we are asking the board to appoint our representatives to fill the three existing vacancies on the board. Our representatives will bring to the musicmaker board the judgment, experience, energy, objectivity and incentive to produce the greatest liquidation distribution to the Company's stockholders. We understand, for example, that the Company is a party to costly leases and other contractual arrangements, whose value to the Company was highly questionable even at the outset. Some of these arrangements will require great skill and determination to terminate on terms that are financially favorable to the Company. Our representatives will have that skill and determination.

         Virgin Holdings, from whom BCG purchased its shares, had three representatives on the board. The Company's refusal to grant us equal representation is unreasonable, unfair and suspect.

         Time is now of the essence. With each passing day, the Company's assets diminish. Given our financial interest in the Company and our ability to bring substantial value to the liquidation process, we reiterate our demand that the board act promptly and affirmatively on our request for board representation.

         Please call me as soon as possible at (212) 974-5701 to discuss.

                                          Very truly yours,

                                          /s/ James A. Mitarotonda


      Mr. Mitarotonda received no response to the letter. On January 4, 2001, Mr. Holtzman, on behalf of BCG, contacted counsel for the Company requesting board representation. Mr. Holtzman's request was summarily denied. BCG has concluded that the Company will not honor BCG's request for board representation and that the only way to protect the interests of the BCG group and to assure a maximum return on liquidation to all stockholders is to undertake this Consent Solicitation.

      Accordingly, on January 5, 2001, BCG filed a preliminary copy of this Consent Statement with the SEC. At the same time, BCG delivered to the Company's registered agent in Delaware BCG's written consent in favor of the Proposals. BCG also delivered to the Company a demand to provide to it, among other things, a list of stockholders to assist BCG in delivering this Consent Statement to the Company's stockholders and in communicating with such stockholders.

Reasons for the Consent Solicitation

      The purpose of this solicitation is to obtain control of the Company's board of directors in order to maximize for all stockholders on a pro rata basis distributions upon the liquidation of the Company. If the Proposals are adopted, the BCG nominees will constitute a majority of the members of the Company's board of directors, even if the current board were to fill the existing board vacancies.

      In contrast to the nominal ownership of the current board, the members of the BCG group with ownership of over 38% of the outstanding common stock, have the greatest incentive of any stockholders to maximize the return on liquidation. Moreover, BCG believes that its nominees for director will bring to the board the judgment, experience, energy and objectivity needed to produce the maximum possible liquidation distribution to the Company's stockholders.

      The return to stockholders on liquidation will be a direct function of the ability of the Company to minimize its expenditures from now until the end of the liquidation period and to settle or discharge the Company's liabilities for the smallest possible amounts. For example, according to its SEC filings, the Company is the subject of a series of stockholders' securities litigation actions seeking substantial compensatory damages or rescission of stock issuances. Also by way of example, according to its SEC filings, the Company is party to a number of long term leases with substantial monthly rental payment obligations. These and other actual, potential and contingent liabilities need to be minimized or eliminated if stockholders are to achieve a maximum return.

      BCG does not believe that the current board has the focus or the incentive to achieve the goals of maximizing stockholder return by minimizing outlays and dealing aggressively with the Company's liabilities.

      o The current board has run up an accumulated deficit of over $78 million, of which almost $45 million was incurred in the first nine months of 2000 alone!

      o The stockholdings of the current board are de minimis, so that these board members lack the personal financial incentive to maximize the return to stockholders on a pro rata basis.

      o Having developed and presided over the Company's failed business plan, the current board lacks the objectivity to make the hard choices that BCG believes will be necessary in order to implement a liquidation plan that will maximize stockholder return.

      In contrast, the BCG group, with its substantial stockholdings in the Company, is focused and incentivized on the goal of achieving the greatest return to stockholders in which it will share on a pro rata basis. Unlike the current board, therefore, the interests of the BCG group and the BCG Nominees in the liquidation will be directly aligned with the interests of all other stockholders.

         CERTAIN OTHER INFORMATION REGARDING BCG AND THE BCG NOMINEES

      Set forth below are the name, age, business address, present principal occupation, employment history and directorships of each of the BCG Nominees for at least the past five years. This information has been furnished to BCG by the respective BCG Nominees. Each of the BCG Nominees has consented to serve as a director of the Company. Each of the BCG Nominees is at least 18 years of age. None of the entities referenced below is a parent or subsidiary of the Company.

                                         Present Principal Occupation, Five Year
Name, Age and Business Address           Employment History and Directorships
--------------------------------------   ---------------------------------------
Barry J. Booth, 40                       Mr. Booth is a Certified Public
100 North Wilkes Barre Blvd.             Accountant and Chief Financial Officer
4th Floor                                of Jewelcor Management, Inc.  Prior to
Wilkes Barre, Pennsylvania 18702         joining Jewelcor, Mr. Booth was Chief
                                         Financial Officer of Farmbid.com, an
                                         industry leading agricultural portal
                                         and vertical e-commerce company from
                                         September 1999 to June 2000.  From
                                         September 1998 to September 1999, Mr.
                                         Booth was a consultant to corporate
                                         institutions in the financial services
                                         industry.  From September 1994 to
                                         September 1998, Mr. Booth was Chief
                                         Financial Officer of Barber and
                                         Bronson, Inc., an investment bank and
                                         broker-dealer.

Jesse H. Choper, 63                      Mr. Choper has been the Earl Warren
University of California at Berkeley     Professor of Public Law at the
School of Law                            University of California at Berkeley
Berkeley, California 94720               School of Law since 1965.  Professor
                                         Choper was the Dean of the Law School
                                         from 1982 to 1996.  In 1996, he was a
                                         visiting Professor at Universitad
                                         Autonoma in Barcelona, Spain.  From
                                         1960 to 1961, Professor Choper was a
                                         law clerk for Chief Justice Earl
                                         Warren.  Mr. Choper is currently a
                                         member of the Board of Director of
                                         Designs,

                                         Inc. (NASDAQ:DESI).

William J. Fox    , 44                   Mr. Fox has served as President, Chief
c/o Arcade Marketing Inc.                Executive Officer and a director of
120 East 56th Street                     AKI Holding Corp. and as Chairman,
Suite 1200                               President and a director of AKI, Inc.
New York, New York 10022                 since February 1999.  Mr. Fox was
                                         President, Strategic and Corporate
                                         Development of Revlon Worldwide, Senior
                                         Executive Vice President of Revlon,
                                         Inc. and Revlon Consumer Products
                                         Corporation ("RCPC") (collectively,
                                         "Revlon") and Chief Executive Officer,
                                         Revlon Technologies, a division of
                                         Revlon, from January 1998 through
                                         January 1999. He was Executive Vice
                                         President from 1991 through January
                                         1997 and Senior Executive Vice
                                         President from January 1997 through
                                         January 1999 and Chief Financial
                                         Officer of Revlon from 1991 to 1997.
                                         Mr. Fox served as a director from
                                         November 1995 of Revlon, Inc. and from
                                         September 1994 of RCPC, until April
                                         1999. He was Senior Vice President of
                                         MacAndrews and Forbes Holding Inc., the
                                         indirect majority shareholder of
                                         Revlon, from August 1990 through
                                         January 1999. Mr. Fox currently serves
                                         as a director and Co-Chairman of the
                                         board of Loehmann's Holdings, Inc.

Seymour Holtzman, 65                     Mr. Holtzman is the President and sole
100 North Wilkes Barre Blvd.             director of dot com Investment
4th Floor                                Corporation and the founder and Chief
Wilkes Barre, Pennsylvania 18702         Executive Officer of Jewelcor.  Since
                                         at least 1990, Mr. Holtzman has served
                                         as Chairman and Chief Executive
                                         Officer of each of Jewelcor Management
                                         & Consulting, Inc., located in
                                         Wilkes-Barre, Pennsylvania; C.D.
                                         Peacock, Inc., a Chicago, Illinois
                                         retail jewelry establishment; Central
                                         European Capital Investors, Inc., an
                                         investment company operating in
                                         eastern Europe; and S.A. Peck &
                                         Company, a retail and mail order
                                         jewelry company based in Chicago,
                                         Illinois.

                                         Mr. Holtzman is a member of
                                         the board of directors of Ambanc
                                         Holding Co. (NASDAQ: AHCI), the
                                         Chairman of the Board for Designs Inc.
                                         and Chairman of Little Switzerland,
                                         Inc. (NASDAQ: LSVI).

Allan R. Lyons, 60                       Mr. Lyons retired at the end of 1999
2521 Vestal Parkway East                 as Chairman of the Board and Chief
Vestal, New York 13851                   Executive Officer of Piaker & Lyons,
                                         PC., a 75-person CPA firm with four
                                         offices in upstate New York. He was a
                                         partner in the firm for 32 years
                                         specializing in taxes, estate and
                                         financial planning and working with
                                         closely-held companies. Mr. Lyons
                                         currently serves as senior adviser to P
                                         & L Capital Management LLC, a
                                         registered investment advisory firm
                                         doing all phases of financial planning
                                         and money management. In addition, he
                                         serves as managing partner of two
                                         venture capital partnerships with over
                                         $15 million invested in a diverse array
                                         of deals. In the past, Mr. Lyons served
                                         as a member of the board of directors
                                         of IEC Electronics, a $200 million
                                         contract manufacturer and Scoreboard, a
                                         $ 150 million memorabilia company. He
                                         is a member of the board of directors
                                         of Ambanc Holding Co., Eco Soil
                                         Systems, Inc. (NASDAQ: ESSI) which
                                         develops, markets and sells biological
                                         products and their delivery systems for
                                         the golf and agricultural industries;
                                         and Franklin Credit Management, a
                                         purchaser and servicer of primarily
                                         first and second mortgages. He also is
                                         a member of the board of directors of
                                         two private companies, MD Labs in
                                         Phoenix and AIS Re Ltd., based in
                                         Bermuda. Mr. Lyons is a limited partner
                                         of Barington Capital Group, L.P.

Michael J. McManus, Jr., 56              Mr. McManus is President and Chief
c/o Misonix, Inc.                        Executive Officer of Misonix, Inc., a
1938 New Highway                         public company based on Long Island,
Farmingdale, New York 11735              New York.  Prior to joining Misonix,
                                         from 1991 to 1998 Mr. McManus was
                                         President and Chief Executive Officer
                                         of New York Bancorp, Inc., a bank
                                         holding company operating in Long
                                         Island, New York.  Prior thereto, he
                                         was Vice President - Business Planning
                                         and

                                         Development, Consumer Division, of
                                         Pfizer, Inc.  From 1985 to 1986, Mr.
                                         McManus was an Executive Vice
                                         President of Revlon Group (formerly
                                         Pantry Pride) responsible for
                                         day-to-day operations of the company's
                                         Florida headquarters.  He was actively
                                         involved in several acquisitions,
                                         including the $1 billion acquisition
                                         of Revlon by Pantry Pride.  From 1982
                                         through 1985, he was an assistant to
                                         the President of the United States
                                         responsible for managing five White
                                         House functions and special projects.
                                         He was a member of all senior policy
                                         and planning groups.  From 1977 to
                                         1982, he was corporate counsel at
                                         Pfizer, Inc., responsible for
                                         corporate acquisitions and financing
                                         while also serving as General Counsel
                                         to the Chemical Division.  Mr. McManus
                                         began his career as a lawyer at
                                         Cadwalader, Wickersham and Taft.
                                         Presently, Mr. McManus serves on the
                                         board of directors of the United
                                         States Olympic Committee, National
                                         Wireless Holdings (NASDAQ: NWIR), New
                                         York Community Bancorp, Inc. (NASDAQ:
                                         NYCB), Novavax, Inc. (AMEX: NOX) and
                                         DISC, Inc. (NASDAQ: DCSR).

James A. Mitarotonda, 46                 Since 1992, Mr. Mitarotonda has been
c/o Barington Capital Group, L.P.        Chairman of the Board, President and
888 Seventh Avenue                       Chief Executive Officer of Barington
17th Floor                               Capital Group, L.P..  In May 1988, Mr.
New York, New York 10019                 Mitarotonda co-founded Commonwealth
                                         Associates, an investment banking,
                                         brokerage and securities trading
                                         firm.  From December 1984 to May 1988,
                                         Mr. Mitarotonda was employed by D.H.
                                         Blair & Co., an investment banking
                                         firm which focused on emerging growth
                                         companies, as Senior Vice
                                         President/Investments.  From July 1981
                                         to November 1984, Mr. Mitarotonda was
                                         employed by Citibank, N.A. in an
                                         executive capacity having management
                                         responsibility for two of Citibank's
                                         business banking branches and became
                                         Regional Director of Citibank's Home
                                         Equity Financing and Credit Services
                                         in September 1984.  Mr. Mitarotonda
                                         received a B.A. in Economics from
                                         Queens College in 1977 and an M.B.A.
                                         from New York University Graduate
                                         School of Business

                                         Administration in 1979.

Joseph R. Wright, Jr., 62                Since May 2000, Mr. Wright has been
c/o Terremark Worldwide, Inc.            Vice Chairman and Director of
405 Lexington Avenue                     Terremark Worldwide, Inc., a public
36th Floor                               company providing infrastructure and
New York, New York 10174                 value-added telecommunications
                                         services.  From 1995 to May 2000, Mr.
                                         Wright was Chairman, CEO and Director
                                         of AmTec, Inc., a public company
                                         providing telecommunications and
                                         Internet services to and from the U.S
                                         and the Far East, which merged with
                                         Terremark Holdings, Inc.  From 1996 to
                                         May 2000, Mr. Wright was Chairman and
                                         Director of GRC International, Inc., a
                                         public information technology
                                         company.  AT&T acquired GRC in March
                                         2000 and Mr. Wright joined the AT&T
                                         Government Markets Advisory Board.  He
                                         is also Vice Chairman and Director of
                                         Jefferson Consulting Group, and
                                         Co-Chairman and Director of Baker &
                                         Taylor Holdings, Inc.,  From 1989 to
                                         1994, Mr. Wright was Vice Chairman,
                                         EVP and Director of W. R. Grace &
                                         Company, Chairman and Director of
                                         Grace Energy Company, and President of
                                         Grace Environmental Company.  Prior to
                                         his tenure at Grace, he was Deputy
                                         Director then Director of the Federal
                                         Office of Management and Budget (OMB)
                                         under President Reagan, serving in the
                                         Cabinet and the Executive Office of
                                         the President from 1982 to 1989.  He
                                         was Deputy Secretary of the Department
                                         of Commerce, with oversight of the
                                         International Trade Administration,
                                         from 1981 to 1982 and later was on the
                                         President's Export Council as Chairman
                                         of the Export Control Subcommittee.
                                         Prior to the 1980s, Mr. Wright was
                                         President of Citicorp Retail Services
                                         and Retail Consumer Services, credit
                                         card subsidiaries of Citibank, N.A.,
                                         following positions in the Departments
                                         of Commerce and Agriculture in various
                                         management and economic roles,
                                         including acting Assistant Secretary
                                         for Economic Affairs.  He began his
                                         career at Booz, Allen and Hamilton,
                                         Inc.  Mr. Wright currently serves on
                                         the board of directors of PanAmSat,
                                         Inc., Titan

                                         Corporation, Fusion Telecommunications
                                         International, Inc., RealMed, Inc. and
                                         Verso Technologies, Inc. He is a member
                                         of the Council on Foreign Relations,
                                         Chief Executives Organization, and the
                                         New York Economic Club.

      The number of shares of common stock beneficially owned and percentage beneficial ownership of each of the BCG Nominees as of the date of this Consent Statement are as follows:

                               Number of Shares           Percentage
BCG Nominee                    Beneficially Owned (1)     Ownership
                               (2)                        (3)
-------------------------      -------------------------  -------------
Barry J. Booth                              0                  0%
Jesse H. Choper                             0                  0%
William J. Fox                              0                  0%
Seymour Holtzman                    1,236,066(4)            37.3%
Allan R. Lyons                              0                  0%
Michael J. McManus, Jr.                     0                  0%
James A. Mitarotonda                1,245,266(5)            37.6%
Joseph R. Wright, Jr.                       0                  0%
                               -------------------------  -------------

Total                               1,271,466 (6)           38.36%
      --------------------

   (1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to stock options and warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

   (2) Under the rules of the SEC, the BCG Nominees may be deemed to be members of a group and, as a result, each BCG Nominee may be deemed to beneficially own shares of common stock beneficially owned by each of the other BCG Nominees. Each of the BCG Nominees disclaims beneficial ownership of the shares of common stock beneficially owned by any of the other BGC Nominees.

   (3) Calculated based on 3,314,042 shares of common stock outstanding as of November 6, 2000 as reported in the Company's September 30, 2000 Form 10-Q.

   (4) Consists of 1,209,866 shares of common stock owned by BCG and 26,200 shares of common stock owned by dot com Investment Corporation. Mr. Holtzman is a manager of BCG and has shared voting and dispositive power with respect to the 1,209,866 shares of common stock owned by BCG. Mr. Holtzman is the President and sole director of dot com Investment Corporation and has sole voting and dispositive power with respect to the 26,200 shares of common stock owned by dot com Investment Corporation. Mr. Holtzman disclaims beneficial ownership of the shares of common stock owned by BCG.

   (5) Consists of 1,209,866 shares of common stock owned by BCG, 18,500 shares of common stock owned by Barington Capital Group, L.P. and 16,900 shares of common stock owned by Barington Companies Equity Partners, L.P. Mr. Mitarotonda is a Manager of BCG and has shared voting and dispositive power with respect to the 1,209,866 shares of common stock owned by BCG. Mr. Mitarotonda is the Chairman, President and Chief Executive Officer of the general partner of Barington Capital Group, L.P. and sole voting and dispositive power with respect to the 18,500 shares of common stock owned by Barington Capital Group, L.P. Mr. Mitarotonda is the Managing Member of the general partner of Barington Companies Equity Partners, L.P. and has sole voting and dispositive power with respect to the 16,900 shares of common stock owned by Barington Companies Equity Partners, L.P. Mr. Mitarotonda disclaims beneficial ownership of the shares of common stock owned by BCG.

   (6) Consists of 1,209,866 shares of common stock owned by BCG, 18,500 shares of common stock owned by Barington Capital Group, L.P., 16,900 shares of common stock owned by Barington Companies Equity Partners, L.P. and 26, 200 shares of common stock owned by dot com Investment Corporation.

      Except as set forth in this Consent Statement or in the Annexes hereto, to the best knowledge of BCG, none of the BCG Nominees is employed by BCG. All of the Nominees are citizens of the United States.

      Except as set forth in this Consent Statement or in the Annexes hereto, to the best knowledge of BCG, none of BCG, any of the persons participating in this Consent Solicitation on behalf of BCG, the BCG Nominees and, with respect to items (i), (vii) and (viii) of this paragraph, any associate (within the meaning of Rule 14a-1 of the Securities Exchange Act of 1934) of the foregoing persons
(i) owns beneficially, directly or indirectly, any securities of the Company,
(ii) owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company, (iii) owns any securities of the Company of record but not beneficially, (iv) has purchased or sold any securities of the Company within the past two years, (v) has incurred indebtedness for the purpose of acquiring or holding securities of the Company, (vi) is or has within the past year been a party to any contract, arrangement or understanding with respect to any securities of the Company, (vii) since the beginning of the Company's last fiscal year has been indebted to the Company or any of its subsidiaries in excess of $60,000 or (viii) has any arrangement or understanding with respect to future employment by the Company or with respect to any future transactions to which the Company or any of its affiliates will or may be a party. In addition, except as set forth in this Consent Statement or in the Annexes hereto, to the best knowledge of BCG, none of BCG, any of the persons participating in this Consent Solicitation on behalf of BCG, the BCG Nominees and any associates of the foregoing persons, has had or is to have a direct or indirect material interest in any transaction or proposed transaction with the Company in which the amount involved exceeds $60,000, since the beginning of the Company's last fiscal year.

      Except as set forth in this Consent Statement or in the Annexes hereto, to the best knowledge of BCG, none of the BCG Nominees, since the beginning of the Company's last fiscal year, has been affiliated with (i) any entity that made or received, or during the Company's current fiscal year proposes to make or receive, payments to or from the Company or its subsidiaries for property or services in excess of five percent of either the Company's or such entity's consolidated gross revenues for its last full fiscal year, or (ii) any entity to which the Company or its subsidiaries were indebted at the end of the Company's last full fiscal year in an aggregate amount exceeding five percent of the Company's total consolidated assets at the end of such year. None of the Nominees is or during the Company's last fiscal year has been affiliated with any law or investment banking firm that has performed or proposes to perform services for the Company.

      To the best knowledge of BCG, none of the corporations or organizations in which the BCG Nominees have conducted their principal occupation or employment was a parent, subsidiary or other affiliate of the Company, and the BCG Nominees do not hold any position or office with the Company or have any family relationship with any executive officer or director of the Company or have been involved in any proceedings, legal or otherwise, of the type required to be disclosed by the rules governing this solicitation.

      BCG has agreed to indemnify each of the BCG Nominees against certain liabilities, including liabilities under the federal securities laws, in connection with this Consent Solicitation and such person's involvement in the operation of the Company and to reimburse such BCG Nominee for his out-of-pocket expenses.

      Certain additional information about BCG, the BCG group and the BCG Nominees is set forth in Annex A.

                                  THE PROPOSALS

      BCG is seeking written consents from the holders of shares of common stock to take the following actions by written consent, without a stockholders meeting, as permitted by the Delaware corporation law and the Company's By-laws.

      The effectiveness of each of the Proposals is subject to, and conditioned upon, the adoption of each of the other Proposals by the holders of record, as of the close of business on the record date, of a majority of the shares of the common stock then outstanding.

      BCG recommends that you consent to each of the proposals by signing, dating and returning the enclosed WHITE consent card.

      Set forth below is a description of each of the Proposals for which consents are being solicited.

Proposal No. 1 -- Modification of Provision Regarding the Size of the board of directors

      Proposal No. 1 provides for the amendment of Article III Section 1 of the By-laws to set the number of members of the board of directors at fifteen. The By-laws currently provide that the board of directors shall consist of not less than one (1) nor more than seven (7) members, with the number to be determined from time to time by the board of directors. In particular, the amendment would delete the first sentence of Article III Section 1 and substitute in its place the sentence "The board of directors shall consist of fifteen members."

Proposal No. 2 -- Modification of Provision for Filling Board Vacancies

      Proposal No. 2 provides for the amendment of Article III Section 3 of the By-laws to provide that any vacancies on the board of directors resulting from an increase in the number of directors as a result of an amendment to the By-laws by stockholder action pursuant to a written consent solicitation shall be filled only by stockholders holding a majority of the outstanding shares of the Company then entitled to vote for the election of directors, with or without a meeting. In particular, the amendment would insert the following sentence after the final sentence of Article III Section 3 "Vacancies resulting from an increase in the number of directors as a result of an amendment to the By-laws by stockholder action pursuant to written consent solicitation may be filled by the holders of a majority of shares then entitled to vote at an election of directors, with or without a stockholder meeting."

Proposal No. 3 -- Election of BCG Nominees

      Proposal No. 3 provides for the election of Messrs. Holtzman, Mitarotonda and Wright to serve as Class A directors until the 2003 annual meeting of stockholders, Messrs. Booth and McManus to serve as Class B directors until the 2001 annual meeting of stockholders and Messrs. Choper, Fox and Lyons to serve as Class C directors until the 2002 annual meeting of stockholders. See "Certain Other Information Regarding BCG and the BCG Nominees" for information concerning the background and experience of the BCG Nominees.

      BCG's primary purpose in seeking to elect the BCG Nominees to the board of directors is for the BCG Nominees to implement the measures proposed by BCG described in "Background of and Reasons for the Consent Solicitation." If elected, the BCG Nominees would be responsible for managing the business and affairs of the Company. The BCG Nominees understand that, as directors of the Company, each of them has an obligation under Delaware law to the scrupulous observance of his duty of care and duty of loyalty to the Company and its stockholders. Accordingly, the BCG Nominees may determine that their fiduciary duties as directors require them to delay, modify or determine not to implement certain of the measures proposed by BCG.

      Each of the BCG Nominees has consented to being named herein as a nominee for director of the Company and has agreed to stand for election as a director.

      Although BCG has no reason to believe that any of the BCG Nominees will be unable to serve as a director, if any BCG Nominee is not available to serve, BCG expects that the remaining BCG Nominees, upon taking office, will fill the vacancy with an individual willing to consider and implement BCG's proposals to maximize stockholder value.

Proposal No. 4 -- Repeal of By-Laws Adopted Subsequent to February 17, 1999

      Proposal No. 4 provides for the repeal of any amendments of the By-laws (whether effected by supplement to, deletion from or revision of the By-laws) adopted subsequent to February 17, 1999 (the effective date of the By-laws most recently filed by the Company with the SEC) prior to the effectiveness of the Proposals (other than the amendments adopted as a result of the adoption of Proposal Nos. 1 and 2 above).

      BCG does not believe that any amendments to the By-laws have been made since February 17, 1999 through the date this Consent Statement was first filed with the SEC. Because the Amended and Restated Certificate of Incorporation of the Company, as amended, on file with the SEC does not specifically authorize the board of directors to adopt, amend or repeal the By-laws, BCG believes that any amendments to the By-laws made after such date will have been adopted by the current board of directors and management in violation of the Delaware corporation law and, therefore, would by null and void.

                                Appraisal Rights

      Stockholders of the Company are not entitled to appraisal rights in connection with the adoption of the Proposals.

                            SOLICITATION OF CONSENTS

      BCG has retained D.F. King to acts as an advisor in connection with this Consent Solicitation. In connection with its retention by BCG, D.F. King has agreed to provide consulting and analytic services and solicitation services with respect to banks, brokers, institutional investors and individual stockholders. BCG has agreed to pay D.F. King a fee for its services estimated to be not more than $10,000 and to reimburse D.F. King for its reasonable out-of-pocket expenses. BCG has also agreed to indemnify D.F. King against certain liabilities and expenses in connection with this Consent Solicitation, including liabilities under the federal securities laws. Approximately 25 employees of D.F. King will engage in the solicitation. Consents may be solicited by mail, advertisement, telephone, facsmile or in person. Solicitations may be made by persons employed by or affiliated with the members of the BCG group. However, no person will receive additional compensation for such solicitation other than D.F. King.

      Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the solicitation materials to the beneficial owners of shares of common stock for which they hold of record and BCG will reimburse them for their reasonable out-of-pocket expenses.

      The expenses related directly to this Consent Solicitation are expected to aggregate approximately $125,000 and will be borne by BCG. These expenses include fees and expenses for attorneys, consent solicitors, printing, postage, filing expenses and other costs incidental to the solicitation. Of this estimated amount, approximately $30,000 has been spent to date. The actual costs and expenses could be materially different than the estimated amounts and, in particular, could be substantially higher if for any reason litigation is instituted in connection with the matters related to this Consent Statement.

      The purpose of the Proposals in this Consent Statement is to advance the interests of all the Company's stockholders. Therefore, BCG believes that its expenses related to this Consent Solicitation should be borne by the Company and it intends to seek reimbursement of such expenses from the Company whether or not this Consent Solicitation is successful. The question of reimbursement of BCG's expenses by the Company will not be submitted to a stockholder vote.

      If you have any questions about this Consent Solicitation or executing your consent or require assistance, please contact:

                             D.F. King & Co., Inc.
                           77 Water Street, 20th Floor
                            New York, New York 10005
                           Toll Free: (800) 431-9643
                Banks and Brokers call collect: (212) 269-5550

                        INFORMATION REGARDING THE COMPANY

The information concerning the Company contained in this Consent Statement has been taken from or is based upon documents and records on file with the SEC and other publicly available information. BCG has no knowledge that would indicate that statements relating to the Company contained in this Consent Statement in reliance upon publicly available information are inaccurate or incomplete. BCG, however, has not been given access to the books and records of the Company, was not involved in the preparation of such information and statements, and is not in a position to verify, or make any representation with respect to the accuracy or completeness of, any such information or statements.

                    --------------------------------------

Your consent is important. No matter how many or how few shares you own, please consent to the amendment of the by-laws to set the number of directors at fifteen and to authorize stockholders to fill vacancies on the board of directors in specified circumstances, the election of the BCG Nominees and the repeal of any By-laws adopted since February 17, 1999 (other than the By-laws adopted by this consent) by marking, signing, dating and mailing the enclosed WHITE consent card promptly.





                                                   BCG STRATEGIC INVESTORS, LLC

January ___, 2001

                                                                         ANNEX A

                          TRANSACTIONS IN COMMON STOCK

      The following table sets forth information with respect to all purchases of common stock of the Company by the BCG group during the past two years. Except as set forth below, to the knowledge of BCG, no participant in this solicitation or BCG Nominee has purchased or sold securities of the Company within the past two years.

                                             Transaction    Number    Price Per
            Name                   Date         Type      of Shares     Share
-----------------------------    ---------   ----------   ----------  ----------
BCG Strategic Investors, LLC      12/6/00     Purchase    1,209,866       $2.50

Barington Capital Group, L.P.     11/28/00    Purchase        1,500       $2.50*

Barington Capital Group, L.P.     12/1/00     Purchase        2,500       $2.50*

Barington Capital Group, L.P.     12/5/00     Purchase        5,000       $2.50*

Barington Capital Group, L.P.     12/7/00     Purchase        9,500       $2.50*


Barington Companies Equity        11/28/00    Purchase        1,500       $2.50*
Partners, L.P.

Barington Companies Equity        11/30/00    Purchase        6,000       $2.50*
Partners, L.P.

Barington Companies Equity        12/1/00     Purchase        2,500       $2.50*
Partners, L.P
 .
Barington Companies Equity        12/4/00     Purchase        5,000       $2.50*
Partners, L.P.

Barington Companies Equity        12/6/00     Purchase        1,900       $2.50*
Partners, L.P

dot com Investment Corporation    11/24/00    Purchase        2,000       $2.56*

dot com Investment Corporation    11/27/00    Purchase        3,700       $2.50*

dot com Investment Corporation    11/28/00    Purchase        3,000       $2.50*

dot com Investment Corporation    12/1/00     Purchase        4,500       $2.50*

dot com Investment Corporation    12/4/00     Purchase        8,000       $2.50*

dot com Investment Corporation    12/7/00     Purchase        5,000       $2.56*

* Excludes commissions and execution related costs

                                                                         ANNEX B

                              OWNERSHIP OF COMMON STOCK

            Each share of common stock is entitled to one vote on each of the Proposals and the common stock is the only class of securities of the Company entitled to vote on the Proposals. According to the Company's September 30, 2000 Form 10-Q, as of November 6, 2000 there were 3,314,042 shares of common stock outstanding.

      The following table sets forth the share ownership of all persons who, to the knowledge of BCG, beneficially own more than 5% of the outstanding shares of common stock as of the date of this Consent Statement. The information with respect to each stockholder other than BCG is derived from the Schedule 14A filed by the Company with the SEC on August 15, 2000.

                                 Number of Shares             Percentage
Stockholder                      Beneficially Owned (1)       Ownership
-----------------------------    ---------------------        ---------------
BCG Strategic Investors, LLC         1,209,866                    36.51%

Rho Management Trust I               281,432(2) (3)               8.49%

Robert P. Bernardi                   244,309(2) (4)               7.37%

Zomba Record Holdings, B.V.          199,700(2)                   6.02%

----------------------

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to stock options and warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding the options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, to the knowledge of BCG, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2) 4Gives effect to a one-for-ten reverse stock split (the "Stock Split") effected by the Company in September 2000.

(3) According to the Schedule 14A filed by the Company with the SEC on August 15, 2000, such amount includes 78,790 shares of common stock issuable upon the exercise of Series B warrants and 43,280 shares of common stock issuable upon the exercise of Series C warrants, in each case after giving effect to the Stock Split. Rho Management Partners, L.P., a Delaware limited liability partnership, may be deemed the beneficial owner of shares registered in the name of Rho Management Trust I, under an investment advisory relationship by which Rho Management Partners, L.P. exercises sole voting and investment control over Rho Management Trust I's shares and warrants.

(4) According to the Schedule 14A filed by the Company with the SEC on August 15, 2000, such amount includes 27,282 shares of common stock issuable upon exercise of Series B warrants, 6,060 shares of common stock issuable upon exercise of Series C warrants and 45,028 shares of common stock issuable in connection with vested options with exercise prices ranging from $20.60 to $59.40 per share, in each case after giving effect to the Stock Split.

                                                                         ANNEX C

                       FORM OF CONSENT SOLICITED ON BEHALF OF
                            BCG STRATEGIC INVESTORS, LLC

      The undersigned, a holder of shares of common stock, par value $0.01 per share (the "common stock"), of musicmaker.com, Inc., a Delaware corporation (the "Company"), on January 5, 2001 (the "record date"), hereby consents pursuant to
Section 228 of the Delaware General Corporation Law, with respect to all of the shares of common stock which the undersigned is entitled to vote, to each of the following actions without a meeting of the stockholders of the Company:

      IF YOU SIGN, DATE AND RETURN THIS CARD WITHOUT INDICATING YOUR VOTE ON ONE OR MORE OF THE FOLLOWING PROPOSALS, YOU WILL BE DEEMED TO HAVE CONSENTED WITH RESPECT TO SUCH PROPOSALS. IF YOU CONSENT OR ABSTAIN WITH RESPECT TO ONE OR MORE OF THE FOLLOWING PROPOSALS, THIS CONSENT CARD WILL REVOKE ANY PREVIOUSLY EXECUTED REVOCATION OF CONSENT WITH RESPECT TO SUCH PROPOSALS.

      [X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

      BCG STRATEGIC INVESTORS, LLC STRONGLY RECOMMENDS THAT STOCKHOLDERS CONSENT TO ALL OF THE FOLLOWING PROPOSALS:

      Proposal No. 1 -- Increase Size of Board to Fifteen

      CONSENTS [  ]     WITHHOLDS CONSENT [  ]  ABSTAINS [  ]

      Proposal No. 2 -- Authorize Stockholders to Fill Certain Board Vacancies

      CONSENTS [  ]     WITHHOLDS CONSENT [  ]  ABSTAINS [  ]

      Proposal No. 3 -- Election of BCG Nominees to board of directors:
Seymour Holtzman, James A. Mitarotonda and Joseph R. Wright, Jr. as Class A directors, Barry J. Booth and Michael A. McManus, Jr. as Class B directors and Jesse H. Choper, William J. Fox and Allan R. Lyons as Class C directors.

      CONSENTS [  ]     WITHHOLDS CONSENT [  ]  ABSTAINS [  ]
      (Instruction: If you wish to consent to the election of certain of the BCG Nominees, but not all of them, check the "CONSENTS" box above and write the name of each such person you do not wish elected in the following space:________________________________________. If no box is marked above with respect to this Proposal, the undersigned will be deemed to consent to such Proposal, except that the undersigned will not be deemed to consent to the election of any candidate whose name is written in the space provided above.)

      Proposal No. 4 -- Repeal of By-laws Adopted Subsequent to February 17, 1999 and prior to the effectiveness of all of the foregoing Proposals

      CONSENTS [  ]     WITHHOLDS CONSENT [  ]  ABSTAINS [  ]

      Note:   The effectiveness of each of the Proposals is conditioned upon the approval of all of the Proposals.

      IMPORTANT: THIS CONSENT MUST BE SIGNED AND DATED TO BE VALID.

                                                Dated:

                                                ---------------------------


                                                ---------------------------
                                                Signature:


                                                ---------------------------
                                                Signature (if held jointly):


                                                ---------------------------
                                                Title or Authority

Please sign exactly as name appears hereon. If shares are registered in more than one name, the signature of all such persons should be provided. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by an authorized person. The consent card votes all shares in all capacities.

PLEASE MARK, SIGN AND DATE THIS CONSENT BEFORE MAILING THE CONSENT IN THE ENCLOSED ENVELOPE.

      If you have any questions or need assistance in voting your shares, please contact D.F. King & Co., Inc. toll-free at 1-800-431-9643 or if you are a bank or broker please call collect at 1-212-269-5550.